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Exhibit 23



We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-59815) pertaining to the Precept Business Services, Inc. 1998 Stock Incentive Plan and Precept Business Services, Inc. 1996 Stock Option Plan of our report dated September 10, 1999, with respect to the consolidated financial statements of Precept Business Services, Inc. included in its Annual Report (Form 10-K) for the year ended June 30, 1999.


                                                       /s/ ERNST & YOUNG LLP




Dallas, Texas
September 27, 1999